Exhibit 99.1

Personalis Reports First Quarter Results and Recent Highlights

Clinical test volume surged 258% year-over-year and 26% sequentially to 7,815 tests in Q1

Medicare coverage secured for lung cancer surveillance, providing a clear path to monetize rapidly growing clinical test volumes

FREMONT, Calif. – May 7, 2026 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial and operational results for the first quarter ended March 31, 2026, highlighted recent business accomplishments, and reaffirmed financial guidance for the full year 2026.

First Quarter and Recent Strategic and Operational Highlights

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Secured Milestone Medicare Coverage for Lung Cancer: Received Medicare coverage approval in the first quarter for the surveillance of cancer recurrence in lung cancer patients for Stage I to III non-small cell lung cancer (NSCLC). This marks the Company's second major coverage decision in six months, alongside breast cancer.
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Announced Early Access Launch of Real-Time Variant Tracker™: Launched a pioneering new feature for NeXT Personal® that empowers clinicians to longitudinally track resistance and therapeutically targetable mutations during routine disease monitoring, and potentially optimize treatment.
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Published Neoadjuvant Treatment Monitoring Results in Breast Cancer: Featured data in the Journal of Clinical Oncology from the PREDICT-DNA prospective study for Triple-Negative (TNBC) and HER2+ breast cancer patients that showed NeXT Personal can outperform current standard approaches for predicting patient outcomes following neoadjuvant therapy (NAT).

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Presented Compelling Data at the American Association for Cancer Research (AACR) Annual Meeting:
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Colorectal Cancer (CRC) Podium Presentation: Highlighted the ultrasensitive ctDNA detection by NeXT Personal for predicting and tracking response to neoadjuvant immunotherapy in CRC patients, demonstrating a remarkable 100% negative predictive value and 100% specificity for disease relapse following surgery.
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Lung Cancer Poster Presentation: Demonstrated that ultrasensitive ctDNA monitoring with NeXT Personal successfully predicts the early response of immunotherapy in recurrent metastatic NSCLC patients.

First Quarter 2026 Financial Results Compared with First Quarter 2025

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Quarterly Revenue: $15.5 million compared with $20.6 million; reflecting the planned decline in non-core revenue as the company focuses on growing revenue from its strategic MRD offering.
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Clinical Revenue: Clinical test revenue of $1.4 million, compared with $0.3 million; delivered 7,815 clinical tests compared with 2,184, representing a 258% increase.

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Core Revenue Streams: Pharma testing services and all other customers contributed $11.2 million. Revenue from enterprise sales (Natera) and population sequencing (the VA MVP) totaled approximately $2.9 million.
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Strong Cash Position: Ended the quarter with approximately $233.2 million in cash, cash equivalents, and short-term investments. This includes approximately $21.0 million in net proceeds from the Company’s At-The-Market (ATM) sales program, executed at a weighted-average price of $10.00 per share.

CEO Commentary

"Our accomplishments in the first quarter demonstrated that our 'Win-in-MRD' strategy is working to establish NeXT Personal as the new standard for how cancer is detected and monitored," said Chris Hall, Chief Executive Officer of Personalis. " Delivering 26% sequential and 258% year-over-year clinical volume growth—especially during what is traditionally the industry's toughest seasonal quarter reflects the strong market demand for our ultrasensitive NeXT Personal test. With new Medicare coverage for lung cancer joining our existing breast cancer win, Personalis now has a reimbursement success in two of the largest oncology indications. We are transforming our ultrasensitive MRD technology from a clinical leader into a potential commercial powerhouse and we remain firmly on track to grow our clinical revenue five-fold this year.”

Full Year 2026 Outlook

Personalis reaffirmed the following guidance for the full year of 2026:

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Total company revenue in the range of $78.0 to $80.0 million.
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Clinical test volume scaling rapidly to a range of 43,000 to 45,000 tests, reflecting 171% growth year-over-year at the midpoint.
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Clinical revenue of $10.0 to $11.0 million, representing roughly a five-fold growth year-over-year, driven by Medicare reimbursement from breast and lung cancer surveillance.
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Revenue from pharma testing services and all other customers in the range of $55.0 to $56.0 million.
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Revenue from population sequencing and enterprise sales of approximately $13.0 million.
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Gross margin in the range of 15% to 20%, reflecting the strategic decision to accelerate clinical volume adoption ahead of full reimbursement coverage to establish market share.
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Net loss of approximately $105.0 million.
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Cash usage of approximately $100.0 million, driven by commercial investments to support projected clinical test volume growth and expansion.

About Personalis, Inc.

At Personalis, we are transforming the active management of cancer through breakthrough personalized testing. We aim to drive a new paradigm for cancer management, guiding care throughout the patient journey. Our highly sensitive assays combine tumor-and-normal profiling with proprietary algorithms to deliver advanced insights even as cancer evolves over time. Our products are designed to detect minimal residual disease (MRD) and recurrence at the earliest timepoints, enable the selection of targeted therapies based on ultra-comprehensive genomic profiling, and enhance biomarker strategy for drug development. Personalis is based in Fremont, California. To learn more, visit www.personalis.com and connect with us on LinkedIn and X (Twitter).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “anticipate,” “estimate,” “expect,” “if,” “may,” “future,” “will” or similar expressions. These statements include statements relating to: Personalis’ full year 2026 guidance for revenue, gross margin, net loss, and cash usage, the sufficiency of Personalis’ capital to support commercial scale and execution, the expected five-fold growth in clinical revenue in 2026 and Personalis’ commercial investments supporting projected clinical test volume growth and expansion, the potential for new features of the NeXT Personal test to optimize treatment, the clinical relevance of the NeXT Personal test and the potential impact or expected benefits of the Personalis’ published data and presentations. Such forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause actual results to differ materially from any anticipated results or expectations expressed or implied by such statements, including the risks, uncertainties and other factors that relate to the timing and pace of new orders from customers, including from ModernaTX, Inc., Merck Sharp & Dohme LLC and other biopharma customers, and the VA MVP; the success of Personalis’ and Tempus AI, Inc.’s respective sales and marketing efforts; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; Personalis’ ability to demonstrate attributes, advantages or clinical validity of the NeXT platform, including the NeXT Personal MRD assay remaining unique in its ability to detect traces of cancer in the ultrasensitive range; future clinical data differing from the clinical data previously presented or expected results; the rate of adoption and use of the NeXT platform, including maintaining the accelerated adoption rates experienced in 2025 and in the first quarter of 2026; Personalis’ ability to obtain Medicare coverage and reimbursement in additional indications and the timing thereof; the impact of competition and macroeconomic factors on Personalis’ business; the partnering and/or collaboration arrangements that Personalis has entered into or may enter into in the future may not be successful, or may terminate, which could adversely impact Personalis’ business or affect its ability to develop and commercialize its services and products; having a limited number of suppliers; customer concentration; and Personalis may opportunistically raise additional capital through equity offerings, debt financings, collaborations, or licensing arrangements. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (SEC) on February 26, 2026 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, to be filed with the SEC on May 7, 2026. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations:

Caroline Corner

investors@personalis.com

646-277-1279

Media:

pr@personalis.com

PERSONALIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue (1)	$15,472	$20,605
Costs and expenses
Cost of revenue	15,191	13,398
Research and development	14,539	12,640
Selling, general and administrative (2)	17,903	12,263
Total costs and expenses	47,633	38,301
Loss from operations	(32,161)	(17,696)
Interest income	2,172	2,027
Interest expense	(47)	(28)
Other income (expense), net	20	(46)
Loss before income taxes	(30,016)	(15,743)
Provision for income taxes	16	7
Net loss	$(30,032)	$(15,750)
Net loss per share, basic and diluted	$(0.29)	$(0.18)
Weighted-average shares outstanding, basic and diluted	104,191,862	87,463,885

(1) Includes related party revenue of $3.1 million and $0.5 million for the three months ended March 31, 2026 and 2025, respectively.

(2) Includes related party sales and marketing expenses of $2.9 million and $0.6 million for the three months ended March 31, 2026 and 2025, respectively.

PERSONALIS, INC.
SUPPLEMENTAL REVENUE INFORMATION (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Pharma testing services (1)	$10,724	$13,594
Enterprise sales	393	2,465
Population sequencing	2,500	4,213
Clinical diagnostic	1,431	308
Other	424	25
Total revenue	$15,472	$20,605

(1) Includes related party revenue of $3.1 million and $0.5 million for the three months ended March 31, 2026 and 2025, respectively.

PERSONALIS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and par value data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$73,594	$124,245
Short-term investments	159,624	115,708
Accounts receivable, net (1)	13,022	16,203
Inventory and other deferred costs	6,930	6,144
Prepaid expenses and other current assets	5,028	5,651
Total current assets	258,198	267,951
Property and equipment, net	48,438	44,815
Operating lease right-of-use assets	14,957	15,118
Other long-term assets	3,802	6,280
Total assets	$325,395	$334,164
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (2)	$12,676	$12,989
Accrued and other current liabilities (2)	22,201	25,079
Contract liabilities (3)	4,168	1,562
Total current liabilities	39,045	39,630
Long-term operating lease liabilities	31,023	31,866
Other long-term liabilities	562	1,483
Total liabilities	70,630	72,979
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 104,691,704 and 102,475,891 shares issued and outstanding, respectively	10	10
Additional paid-in capital	916,117	892,331
Accumulated other comprehensive income (loss)	(70)	104
Accumulated deficit	(661,292)	(631,260)
Total stockholders’ equity	254,765	261,185
Total liabilities and stockholders’ equity	$325,395	$334,164

(1) Includes related party accounts receivable of $4.5 million and $2.5 million as of March 31, 2026 and December 31, 2025, respectively.

(2) Includes related party liabilities of $4.4 million and $5.7 million as of March 31, 2026 and December 31, 2025, respectively.

(3) Includes related party contract liabilities of $2.7 million and nil as of March 31, 2026 and December 31, 2025, respectively.